UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 26, 2005
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14617 (Commission File Number)	36-2092797 (I.R.S. Employer Identification No.)
10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708) 349-3300
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The information required by this item is included in Item 3.03 and is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders
Effective October 26, 2005, the Board of Directors has approved a material amendment (the “Amendment”) to the Rights Agreement, dated as of November 14, 1996, between Andrew Corporation (“Andrew”) and Harris Trust and Savings Bank (the “Rights Plan”). Under the Rights Plan, each share of Andrew common stock has associated with it one common stock purchase right (a “Right”). A detailed description of the amended Rights Plan and the Rights is included in Item 1 of Amendment No. 1 to Andrew’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 31, 2005 (the “Form 8-A/A”).
The Amendment increases the triggering threshold under the Rights Plan to 20% from 15% beneficial ownership of Andrew common stock. Under the Rights Plan, as amended, any person or group of affiliated or associated persons may acquire up to, but not including, 20% beneficial ownership of Andrew’s common stock without causing the Rights to become exercisable. All other terms of the original Rights Plan adopted on November 14, 1996 remain unchanged. The Rights Plan will expire on December 16, 2006.
The Amendment was filed as Exhibit 4.2 to the Form 8-A/A and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Number	Description

4.1	First Amendment, dated October 26, 2005 to the Rights Agreement, dated as of November 14, 1996, between Andrew Corporation and Harris Trust and Savings Bank (incorporated by reference to the Form 8-A/A filed by Andrew on October 31, 2005).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: October 28, 2005	By:	/s/ Marty R. Kittrell
Marty R. Kittrell
Chief Financial Officer

EXHIBIT INDEX

Number	Description

4.1	First Amendment, dated October 26, 2005, to the Rights Agreement, dated as of November 14, 1996, between Andrew Corporation and Harris Trust and Savings Bank (incorporated by reference to the Form 8-A/A filed by Andrew on October 31, 2005).